Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Note: Names of Subsidiaries are indented under name of Parent. Subsidiaries are wholly owned unless otherwise noted. (Directors’ or other shares required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted.)

Vishay Americas, Inc.	Delaware
Americas do Brasil, LTDA	Brazil
Vishay Infrared Components Inc.	California
Spectec Logistics, Inc.	Delaware
Vishay Insurance, Ltd.	Ireland
Vishay Dale Electronics, Inc.	Delaware
Electronica Dale de Mexico S.A. de C.V.	Mexico
Vishay Sprague Holdings Corp.	Delaware
Vishay Sprague, Inc.	Delaware
Vishay Vitramon do Brazil Ltda.	Brazil
Vishay Sprague Canada Holdings Inc.	Canada
Sprague Electric of Canada, Ltd.	Canada
Sprague France S.A.S.	France
Siliconix Incorporated	Delaware
Vishay Siliconix, LLC	Delaware
Siliconix Semiconductor, Inc.	Delaware
Siliconix Technology C.V.	Netherlands	(a)
Vishay Siliconix Holding GmbH	Germany
Vishay Siliconix Itzehoe GmbH	Germany
ECOMAL S.r.O.	Czech Republic
Vishay Siliconix Electronic Co. Ltd.	The Republic of China (Taiwan)
Shanghai Simconix Electronic Company Ltd.	China	(b)
Vishay Semiconductor Italiana S.p.A.	Italy
Vishay Asia Logistics Ltd.	Singapore
Vishay Semiconductor India Ltd.	India
Hempstead Trading Limited	Hong Kong
Vishay GSI, Inc.	Delaware
Vishay GSI Holdings, LLC	Delaware
Vishay General Semiconductor, L.P.	Cayman Islands	(c)
Vishay General Semiconductor, LLC	Delaware
Vishay General Semiconductor of Taiwan, Ltd.	The Republic of China (Taiwan)
Vishay Asia GS Investments Pte., Ltd.	Singapore
General Semiconductor International Corp.	New York
Vishay Japan K.K.	Japan	(d)
ATC Corp.	Delaware
Vishay General Semiconductor France S.A.S.	France
General Semiconductor Hong Kong Ltd.	Hong Kong
Vishay General Semiconductor GmbH	Germany
Vishay BCcomponents Holdings Ltd.	Delaware
Vishay BCcomponents B.V.	Netherlands
Vishay Capacitors Belgium NV	Belgium
Vishay Resistors Belgium BVBA	Belgium
Valen Ltd.	Hong Kong
Vishay Passives Shanghai Co., Ltd	China
Vishay Components India Pvt. Ltd	India	(e)
Vishay BCcomponents Hong Kong Ltd.	Hong Kong
BCcomponents China Ltd	Hong Kong
Vishay Components (Huizhou) Co. Ltd.	China
Vishay Trading (Shanghai) Co. Ltd	China

Subsidiaries of the Registrant (continued)

Vishay Intertechnology Asia Pte Ltd.	Singapore
Vishay Hong Kong Ltd.	Hong Kong
Vishay Korea Co. Ltd.	Korea	(l)
Vishay (Taiwan) Ltd.	The Republic of China (Taiwan)
Vishay (Thailand) Limited	Thailand
Vishay Israel Limited	Israel
Z.T.R. Electronics Ltd.	Israel
ECOMAL Israel Ltd.	Israel	(f)
Dale Israel Electronic Industries, Ltd.	Israel
Draloric Israel Ltd.	Israel
V.I.E.C. Ltd.	Israel
Vilna Equities Holding, B.V.	Netherlands
Vishay Europe GmbH	Germany	(g)
Vishay Europe Sales GmbH	Germany
Vishay BCcomponents Austria GmbH	Austria
Vishay BCcomponents Beyschlag GmbH	Germany
Vishay Electronic GmbH	Germany
Roederstein GmbH	Germany
Roederstein Electronica Portugal Lda.	Portugal	(h)
ECOMAL Deutschland GmbH	Germany
ECOMAL Schweiz A.G.	Switzerland
ECOMAL Austria Ges.mbH	Austria
Vishay Components, S.A.	Spain
ECOMAL Nederland BV	Netherlands
ECOMAL Belgium N.V.	Belgium
ECOMAL Denmark A/S	Denmark
ECOMAL Finland OY	Finland
ECOMAL France S.A.	France
ECOMAL UK Ltd.	United Kingdom
ECOMAL Italy SRL	Italy
Vishay Electronic SPOL SRO	Czech Republic
Vishay S.A.	France	(i)
Ultronix, Inc.	Delaware
E-Sil Components Ltd.	United Kingdom
Vishay Ltd.	United Kingdom
Heavybarter, Unlimited	United Kingdom
Grued Corporation	Delaware
Con-Gro Corp.	Delaware
Gro-Con, Inc.	Delaware
Angstrohm Precision Inc.	Delaware
Angstrohm Holdings Inc.	Delaware
Sfernice, Ltd.	United Kingdom
Vishay Semiconductor GmbH	Germany
Vishay (Phils.) Inc.	Philippines
Vishay Semiconductor Ges.mbH	Austria	(j)
Vishay Asia Semiconductor Investments Pte. Ltd.	Singapore
Vishay Asia Investments Pte. Ltd.	Singapore	(k)
Shanghai Vishay Semiconductors Ltd.	China
General Semiconductor (China) Co., Ltd.	China
Vishay Xi'an Micro-Electronics Co. Ltd.	China
Vishay China Co. Ltd.	China
Vishay Hungary Elektronikai KFT	Hungary
Vishay Semiconductor Malaysia Sdn Bhd	Malaysia
Vishay Phoenix do Brasil Ltda	Brazil
Vishay Europe Logistics GmbH	Germany
Vishay Automotive Systems GmbH	Germany

Subsidiaries of the Registrant (continued)

(a)	-	Registrant’s indirect ownership percentage in Siliconix Technology C.V. is 100%; 89% is owned by its wholly owned subsidiary Siliconix Incorporated, 10% is owned by its indirectly wholly owned subsidiary Siliconix Semiconductor, Inc., and 1% is owned by its indirect wholly owned subsidiary Vishay Siliconix LLC.

(b)	-	Registrant’s indirect ownership percentage in Shanghai Simconix Electronic Company Ltd. is 96%.

(c)	-	Registrant’s indirect ownership percentage in Vishay General Semiconductor, L.P. is 100%; 1% is owned by its indirectly wholly owned subsidiary Vishay GSI Holdings, LLC, and 99% is owned by its wholly owned subsidiary Vishay GSI, Inc.

(d)	-	Registrant’s indirect ownership percentage in Vishay Japan K.K. is 100%; 42.5% is owned by its wholly owned subsidiary General Semiconductor International, 42.5% is owned by its wholly owned subsidiary Vishay GSI, Inc, and 15% is owned by its wholly owned subsidiary Vishay Intertechnology Asia Pte Ltd.

(e)	-	Registrant’s indirect ownership percentage in Vishay Components India Pvt Ltd. is 100%; 69% is owned directly and 31% is owned by its indirectly wholly owned subsidiary Vishay BCcomponents B.V.

(f)	-	Registrant’s indirect ownership percentage in Ecomal Israel Ltd. is 66.7%.

(g)	-	Registrant’s indirect ownership percentage in Vishay Europe GmbH is 100%; 86% is owned by its wholly owned subsidiary Vishay Israel Limited and its affiliates; 13% is owned directly; and 1% is owned by its wholly owned subsidiary Vishay Dale Electronics, Inc.

(h)	-	Registrant’s indirect ownership percentage in Roederstein Electronics Portugal Lda.is 100%; 95% is owned by its wholly owned subsidiary Roederstein GmbH and 5% is owned by its wholly owned subsidiary Vishay Europe GmbH.

(i)	-	Registrant’s indirect ownership percentage in Vishay S.A. is 99.8%; 2.3% is owned directly and 97.5% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH.

(j)	-	Registrant’s indirect ownership percentage in Vishay Semiconductor Ges.mbH is 100%, 54% is owned by its indirectly wholly owned subsidiary Sprague Electric of Canada, 44% is owned by its indirectly wholly owned subsidiary Vishay Semiconductor GmbH, and 2% is owned by its indirectly wholly owned subsidiary Vishay Europe GmbH.

(k)	-	Registrant’s indirect ownership percentage in Vishay Asia Investments Pte. Ltd. is 100%, 57% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor Investments Pte. Ltd., 25% is owned by its indirectly wholly owned subsidiary Vishay Asia Semiconductor GS Investments Pte. Ltd., and 18% is owned by its indirectly wholly owned subsidiary Siliconix Technology C.V.

(l)	-	Registrant’s indirect ownership percentage in Vishay Korea Ltd. is 100%, 61.0% is owned by its indirectly wholly owned subsidiary Vishay Intertechnology Asia Pte Ltd. and 39.0% is owned by its indirectly wholly owned subsidiary Vishay GSI, Inc.